Exhibit 99.2

Daybreak Partners with Monarch Gulf Exploration

on California Project

Spokane, Washington – October 25, 2006 - Daybreak Oil and Gas, Inc. (OTC Bulletin Board: DBRM. OB) a Washington Corporation, today announced it has entered into an agreement with Monarch Gulf Exploration, Inc (OTC Pink Sheets: MGFX.PK) to jointly develop Daybreak’s fifty percent (50%) interest in their East Slopes Project, located in the San Joaquin Valley of California.

Daybreak and Monarch along with other industry partners plan to conduct a 3-D seismic survey this year. The $1,750,000 survey will encompass approximately 15,000 acres. A nine well drilling program is planned to begin in the first quarter of 2007.

The San Joaquin Basin is a prolific oil producing area with a long history of production. In the vicinity of the East Slopes Project, two prominent fields produced 435.5 MMB (million barrels) and 20.6 MMB of oil respectively from the Pyramid Hills and Vedder Sands.  Historic production has been from shallow depths of 1,000 to 3,000 feet and the oil is of low to medium gravity (13 to 22oAPI).

For information about Daybreak Oil and Gas, Inc., please contact:

Eric Moe

Telephone:

(509) 465-4541

Email:

emoe27@aol.com

Mike McIntyre

Telephone:

(604) 484-6243

Email:

mmac10@shaw.ca

 “Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995: Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Information contained herein contains “forward-looking statements” which can be identified by the use of forward-looking terminology such as “believe”, “expect”, “may”, “should”, “up to”, “approximately”, “likely”, or “anticipates” or the negative thereof or given that the future results covered by such forward looking statements will be achieved. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.